UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

PRIME GROUP REALTY TRUST
 (Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash Avenue, Suite 2800, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 2, 2010, Prime Group Realty Trust (the “Company”) disclosed that two of its subsidiaries that own portions of the Continental Towers Complex in Rolling Meadows, Illinois were in default on their respective mortgage loans that encumber the property. On March 5, 2010, these two subsidiaries and the Company’s operating partnership, Prime Group Realty, L.P. (“PGRLP”), received notices from the lender that the lender was accelerating the maturity date of the loans and demanding payment of all amounts due under the loans.

The Company’s subsidiaries which are the borrowers under the loans are currently in discussions with the Lender regarding the loans, including the possibility of a deed in lieu of foreclosure transaction with the lender and other related matters.

Pursuant to the terms of each loan, the loans are non-recourse to their respective borrowers, subject to customary non-recourse carve-outs, including but not limited to, certain environmental matters, fraud, waste, misapplication of funds, various special purpose entity covenants, the filing of a voluntary bankruptcy and other similar matters, which non-recourse carve-outs have been guaranteed by PGRLP. The Company is currently not aware of the occurrence of any event that would constitute a non-recourse carve-out on either loan.

ITEM 8.01 OTHER EVENTS.

The Company announced today that the Company’s Board of Trustees determined not to declare a quarterly distribution on its Series B Preferred Shares for the first quarter of 2010, and that the Board is unable to determine when the Company might recommence distributions on the Series B Preferred Shares. The Board is also in the process of considering various financing, capitalization, asset sales and other alternatives for the Company.

The Board’s decision was based on the Company’s current capital resources and liquidity needs and the overall negative state of the economy and capital markets. The Board intends to review the suspension of the Series B Preferred distributions periodically based on the Board’s ongoing review of the Company’s financial results, capital resources and liquidity needs, and the condition of the economy and capital markets. The Company can give no assurances that distributions on the Company’s Series B Preferred Shares will be resumed, or that any financing, capitalization, asset sales or other alternatives will be satisfactorily concluded.

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company issued a press release on March 10, 2010 disclosing the foregoing matters set forth in this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
No.	Description
99.1	Press Release of Prime Group Realty Trust dated March 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: March 10, 2010	By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
President and Chief Executive Officer